COCA-COLA BOTTLING CO. CONSOLIDATED

                   SUPPLEMENTAL SAVINGS INCENTIVE PLAN (SSIP)

               (as amended and restated effective January 1, 2001)


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                                TABLE OF CONTENTS
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
  ARTICLE 1.     REFERENCES, CONSTRUCTION AND DEFINITIONS.........................................................1

         1.1         Adjustment Date..............................................................................1
         1.2         Affiliate....................................................................................1
         1.3         Authorized Leave of Absence..................................................................1
         1.4         Beneficiary..................................................................................2
         1.5         Board........................................................................................2
         1.6         Bonus Deferral Election......................................................................2
         1.7         Change in Control............................................................................2
         1.8         Code.........................................................................................3
         1.9         Committee....................................................................................3
         1.10        Company......................................................................................4
         1.11        Company Contribution.........................................................................4
         1.12        Company Contribution Subaccount..............................................................4
         1.13        Deferral Election............................................................................4
         1.14        Deferral Subaccount..........................................................................4
         1.15        Deferred Retirement..........................................................................4
         1.16        Deferrals....................................................................................4
         1.17        Disability Retirement--Regular...............................................................4
         1.18        Disability Retirement--Special...............................................................4
         1.19        Discretionary Contribution...................................................................5
         1.20        Discretionary Year-End Bonus.................................................................5
         1.21        Early Retirement--Regular....................................................................5
         1.22        Early Retirement--Special....................................................................5
         1.23        Earnings.....................................................................................5
         1.24        Effective Date...............................................................................5
         1.25        Employee.....................................................................................5
         1.26        ERISA........................................................................................5
         1.27        Fixed Benefit Option.........................................................................5
         1.28        Insurable....................................................................................6
         1.29        Investment Fund..............................................................................6
         1.30        Investment Subaccount........................................................................6
         1.31        Matching Amount..............................................................................6
         1.32        Net Gain (Loss) Equivalent...................................................................6
         1.33        Normal Retirement............................................................................6
         1.34        Normal Retirement Age........................................................................7
         1.35        Participant..................................................................................7
         1.36        Participating Company........................................................................7
         1.37        Plan.........................................................................................7
         1.38        Plan Administrator...........................................................................7
         1.39        Prior Plan...................................................................................7
         1.40        Quarterly Start Month:.......................................................................7
         1.41        Retire.......................................................................................7
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
         1.42        Retirement...................................................................................7
         1.43        Rollover Amount..............................................................................7
         1.44        Rollover Election............................................................................7
         1.45        Salary.......................................................................................7
         1.46        Salary Deferral Election.....................................................................8
         1.47        Severance....................................................................................8
         1.48        Supplemental Account.........................................................................8
         1.49        Surviving Spouse.............................................................................8
         1.50        Termination of Employment....................................................................8
         1.51        Total Disability.............................................................................8
         1.52        Vested Percentage............................................................................9
         1.53        Year of Service..............................................................................9

  ARTICLE 2.     ELIGIBILITY AND PARTICIPATION....................................................................9

         2.1         Eligibility..................................................................................9
         2.2         Participation...............................................................................10
         2.3         Duration of Participation...................................................................10
         2.4         Deferral Elections..........................................................................10
         2.5         Benefits Elections..........................................................................11
         2.6         Effect of Change in Status..................................................................13
         2.7         Advance Payment for Unforeseeable Emergencies...............................................14
         2.8         Other Advance Payment.......................................................................14

  ARTICLE 3.   RETIREMENT AND SEVERANCE BENEFITS.................................................................15

         3.1         Eligibility.................................................................................15
         3.2         Commencement of Benefit.....................................................................15
         3.3         Method of Payment...........................................................................15
         3.4         Amount of Benefit:  Fixed Benefit Option....................................................16
         3.5         Amount of Benefit:  Supplemental Account....................................................18
         3.6         Payments to Beneficiary.....................................................................19
         3.7         Reemployment................................................................................19

  ARTICLE 4.     PRE-RETIREMENT DEATH BENEFIT....................................................................19

         4.1         Eligibility.................................................................................19
         4.2         Commencement of Benefit.....................................................................19
         4.3         Method of Payment...........................................................................19
         4.4         Amount of Benefit:  Fixed Benefit Option....................................................20
         4.5         Amount of Benefit:  Supplemental Account....................................................22

  ARTICLE 5.     CHANGE IN CONTROL BENEFIT.......................................................................23

         5.1         Eligibility.................................................................................23
         5.2         Commencement of Benefit.....................................................................23
         5.3         Method of Payment...........................................................................23
         5.4         Amount of Benefit:  Fixed Benefit Option....................................................23
         5.5         Amount of Benefit:  Supplemental Account....................................................24
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
         5.6         Payments to Beneficiary.....................................................................24
         5.7         Benefits Pending or in Progress.............................................................25

  ARTICLE 6.     SUPPLEMENTAL ACCOUNTS...........................................................................25

         6.1         Establishment of Accounts...................................................................25
         6.2         Accounting..................................................................................25

  ARTICLE 7.     EFFECT OF SUICIDE...............................................................................26


  ARTICLE 8.     ADMINISTRATION OF THE PLAN......................................................................26

         8.1         Powers and Duties of the Committee..........................................................26
         8.2         Agents......................................................................................26
         8.3         Reports to Board............................................................................27
         8.4         Structure of Committee......................................................................27
         8.5         Adoption of Procedures of Committee.........................................................27
         8.6         Benefit Elections, Procedures and Calculations..............................................27
         8.7         Calculation of Benefits.....................................................................28
         8.8         Instructions for Payments...................................................................28
         8.9         Claims for Benefits.........................................................................28
         8.10        Hold Harmless...............................................................................29
         8.11        Service of Process..........................................................................29

  ARTICLE 9.     DESIGNATION OF BENEFICIARIES....................................................................29

         9.1         Beneficiary Designation.....................................................................29
         9.2         Failure to Designate Beneficiary............................................................29

  ARTICLE 10.     WITHDRAWAL OF PARTICIPATING COMPANY............................................................29

         10.1        Withdrawal of Participating Company.........................................................30
         10.2        Effect of Withdrawal........................................................................30

  ARTICLE 11.     AMENDMENT OR TERMINATION OF THE PLAN...........................................................30

         11.1        Right to Amend or Terminate Plan............................................................30
         11.2        Notice......................................................................................31

  ARTICLE 12.     GENERAL PROVISIONS AND LIMITATIONS.............................................................31

         12.1        No Right to Continued Employment............................................................31
         12.2        Payment on Behalf of Payee..................................................................31
         12.3        Nonalienation...............................................................................31
         12.4        Missing Payee...............................................................................32
         12.5        Required Information........................................................................32
         12.6        No Trust or Funding Created.................................................................32
         12.7        Binding Effect..............................................................................32
         12.8        Merger or Consolidation.....................................................................33
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
         12.9        Entire Plan.................................................................................33
         12.10       Withholding.................................................................................33
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                       COCA-COLA BOTTLING CO. CONSOLIDATED
                   SUPPLEMENTAL SAVINGS INCENTIVE PLAN (SSIP)

               (as amended and restated effective January 1, 2001)


                                    Preamble

         This Plan is designed to enhance the earnings and growth of the Participating Company. The Plan rewards selected key Employees with the opportunity to forego current Earnings in exchange for retirement and survivor benefits. Such benefits are intended to supplement retirement and survivor benefits from other sources. By providing such supplemental benefits, the Plan enables the Participating Company to attract superior key Employees, to encourage them to make careers with the Participating Company, and to give them additional incentive to make the Participating Company more profitable.

         The Plan became effective on April 1, 1990 and was amended and restated effective December 1, 1990. By this Instrument, Coca-Cola Bottling Co. Consolidated is amending and restating the Plan effective January 1, 2001 to make desired changes. The Board of Directors of Coca-Cola Bottling Co. Consolidated has reserved the right to amend the Plan from time to time in whole or in part, and the Board of Directors has authorized the amendment and restatement of the Plan set forth below.

               ARTICLE 1. REFERENCES, CONSTRUCTION AND DEFINITIONS

         Unless otherwise indicated, all references to articles, sections and subsections shall be to the Plan as set forth in this document. The Plan and all rights thereunder shall be construed and enforced in accordance with ERISA and, to the extent that state law is applicable, the laws of the State of Delaware. The article titles and the captions preceding sections and subsections have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision. References to the masculine gender are for convenience of reference only and shall include the feminine gender as well. When the context so requires, the singular includes the plural. Whenever used herein and capitalized, the following terms shall have the respective meanings indicated unless the context plainly requires otherwise.

         1.1 Adjustment Date: December 31st of each year, the date of a Change in Control, and any other date during the calendar year specified by the Committee, upon or as of which Supplemental Accounts are adjusted as set forth in Article 6.

         1.2 Affiliate: Any corporation with respect to which the Company owns, directly or indirectly, 100 percent of the corporation's outstanding capital stock, and any other entity with respect to which the Company owns directly or indirectly 50 percent or more of such corporation's outstanding capital stock and which the Board designates as an Affiliate.

         1.3 Authorized Leave of Absence: Either (a) a leave of absence authorized by the Participating Company in its sole and absolute discretion (the Participating Company is not


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required to treat different Employees comparably) provided that the Employee returns within the period specified, or (b) an absence required to be considered an Authorized Leave of Absence by applicable law.

         1.4 Beneficiary: The beneficiary or beneficiaries designated by a Participant pursuant to Article 9 to receive the benefits, if any, payable on behalf of the Participant under the Plan after the death of such Participant, or when there has been no such designation or an invalid designation, the individual or entity, or the individuals or entities, who will receive such amount.

         1.5 Board: The Board of Directors of the Company.

         1.6 Bonus Deferral Election: The Participant's irrevocable written election, made in accordance with Section 2.4, to forego the receipt of a stipulated amount of Discretionary Year-End Bonus. Amounts so foregone are called "Deferrals."

         1.7 Change in Control: Any of the following:

                  (a) The acquisition or possession by any person, other than Harrison Family Interests (herein defined), of beneficial ownership of shares of the Company's capital stock having the power to cast more than 50% of the votes in the election of the Board of Directors of the Company or to otherwise designate a majority of the members of the Board of Directors of the Company; or

                  (b) at any time when Harrison Family Interests do not have beneficial ownership of shares of the Company's capital stock having the power to cast more than 50% of the votes in the election of the Board of Directors of the Company or to otherwise designate a majority of the members of the Board of Directors of the Company, the acquisition or possession by any person, other than Harrison Family Interests, of beneficial ownership of shares of the Company's capital stock having the power to cast both (x) more than 20% of the votes in the election of the Board of Directors of the Company and (y) a greater percentage of the votes in the election of the Board of Directors of the Company than the shares beneficially owned by Harrison Family Interests are then entitled to cast; or

                  (c) the sale or other disposition of all or substantially all of the business and assets of the Company and its subsidiaries (on a consolidated basis) outside the ordinary course of business in a single transaction or series of related transactions, other than any such sale or disposition to a person controlled, directly or indirectly, by the Company or to a person controlled, directly or indirectly, by Harrison Family Interests that succeeds to the rights and obligations of the Company with respect to the Plan; or

                  (d) any merger or consolidation of the Company with another entity in which the Company is not the surviving entity and in which either (x) the surviving entity does not succeed to the rights and obligations of the Company with respect to the Plan or (y) after giving effect to the merger, a "Change in Control" under subparagraph (a) or
         (b) above

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         would have occurred as defined therein were the surviving entity deemed to be the Company for purposes of subparagraphs (a) and (b) (with appropriate adjustments in the references therein to "capital stock" and "the Board of Directors of the Company" to properly reflect the voting securities and governing body of the surviving entity if it is not a corporation).

 For purposes of this definition:

                  (i) "Harrison Family Interests" means and includes, collectively, J. Frank Harrison, Jr., his lineal descendants (whether by blood or adoption), any decedent's estate of any of the foregoing, any trust primarily for the benefit of any one or more of the foregoing, any person controlled, directly or indirectly, by any one or more of the foregoing, and any person in which any one or more of the foregoing have a majority of the equity interests;

                  (ii) "person" includes an entity as well as an individual, and also includes, for purposes of determining beneficial ownership, any group of persons acting in concert to acquire or possess such beneficial ownership;

                  (iii) "beneficial ownership" has the meaning ascribed to such term in Rule 13d-3 of the Securities Exchange Act of 1934;

                  (iv) "control" of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person; and

                  (v) "subsidiary" of the Company means any person as to which the Company, or another subsidiary of the Company, owns more than 50% of the equity interest or has the power to elect or otherwise designate a majority of the members of its board of directors or similar governing body.

For purposes of this definition, the revocable appointment of a proxy to vote shares of the Company's capital stock at a particular meeting of shareholders shall not of itself be deemed to confer upon the holder of such proxy the beneficial ownership of such shares. If any person other than Harrison Family Interests would (but for this sentence) share beneficial ownership of any shares of the Company's capital stock with any Harrison Family Interests, then such person shall be deemed the beneficial owner of such shares for purposes of this definition only if and to the extent such person has the power to vote or direct the voting of such shares otherwise than as directed by Harrison Family Interests and otherwise than for the benefit of Harrison Family Interests.

         1.8 Code: The Internal Revenue Code, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

         1.9    Committee:  The Compensation Committee of the Board.

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         1.10 Company: Coca-Cola Bottling Co. Consolidated, a Delaware
corporation, and where appropriate any subsidiary thereof, or any entity which succeeds to its rights and obligations with respect to the Plan; provided, however, that for purposes of Section 1.7, "Company" shall mean only Coca-Cola Bottling Co. Consolidated, a Delaware corporation, and any entity which succeeds to its rights and obligations with respect to the Plan.

         1.11 Company Contribution: Discretionary Contribution and Matching Amount. Company Contributions are allocated among Investment Subaccounts in accordance with the Participant's written election (except as otherwise specified by the Board with respect to Discretionary Contributions).

         1.12 Company Contribution Subaccount: The subaccount kept as part of a Participant's Supplemental Account to account for Company Contributions credited to Investment Funds and adjustments thereto.

         1.13 Deferral Election: A Salary Deferral Election or a Bonus Deferral Election. Unless otherwise specified, any reference to a Deferral Election automatically includes the Matching Amounts that relate to such election.

         1.14 Deferral Subaccount: The subaccount kept as part of a Participant's Supplemental Account to account for Deferrals credited to Investment Funds and adjustments thereto.

         1.15 Deferred Retirement: A Participant's Termination of Employment, other than on account of death, after the last day of the month coinciding with or during which the Participant attains Normal Retirement Age but before the end of the calendar year in which the Participant attains age 70. If the Participant is still employed with the Participating Company or an Affiliate at the end of the calendar year in which the Participant attains age 70, the Participant shall be deemed to have taken Deferred Retirement on the last day of that calendar year.

         1.16 Deferrals: Amounts of Earnings foregone pursuant to a Deferral Election.

         1.17 Disability Retirement--Regular: Attaining age 55 while subject to a Total Disability if (i) the Total Disability caused a Termination of Employment, (ii) the Total Disability has continued from the Termination of Employment until age 55 and (iii) the Participant has less than 20 Years of Service (including Years of Service credited for time while the Total Disability continued) upon attaining age 55. The Participant will be deemed to have taken Disability Retirement--Regular upon attaining age 55.

         1.18 Disability Retirement--Special: Attaining age 55 while subject to a Total Disability if (i) the Total Disability caused a Termination of Employment, (ii) the Total Disability has continued from the Termination of Employment until age 55 and (iii) the Participant has 20 or more Years of Service (including Years of Service credited for time while the Total Disability continued) upon attaining age 55. The Participant will be deemed to have taken Disability Retirement--Special upon attaining age 55.

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         1.19 Discretionary Contribution: The amount which the Committee, upon appropriate authorization of the Board of Directors, may determine. Such amount may be made according to a formula or may be made in differing amounts to any one or more Participants who are Employees. Such amount may from time to time increase a Participant's Matching Amount to take into account some or all of the amount by which the Participant's contributions or benefits under any Code section 401(a) qualified pension, retirement or savings plan sponsored by the Participating Company may be reduced by one or more of the compensation, contribution or benefit restrictions and limitations of the Code that apply to such plan as a condition of its qualified status. The determination of whether a particular Participant's Matching Amount shall be so increased, and (if so) the amount and frequency of any such increase, shall be made by the Committee in the exercise of its sole and absolute discretion. The making of any Discretionary Contribution by the Committee does not obligate it to continue such for any other year.

         1.20 Discretionary Year-End Bonus: A bonus which is awarded and payable by the Participating Company or an Affiliate to the Employee in the calendar year next following the "Bonus Employment Year," which is the calendar year in which the Employee performed the employment for which the bonus is awarded. To qualify as a Discretionary Year-End Bonus, the determination of whether to make such an award and the determination of the amount of the bonus must not be determined until after the end of the Bonus Employment Year.

         1.21 Early Retirement--Regular: Termination of Employment, other than on account of death, after attaining age 55 but prior to the earlier of attaining age 60 or completing 20 years of Service.

         1.22 Early Retirement--Special: Termination of Employment, other than on account of death, after attaining age 55 and completing 20 Years of Service, but prior to attaining age 60.

         1.23 Earnings: With respect to an Employee, Salary and Discretionary Year-End Bonuses payable by the Participating Company to the Employee for Service.

         1.24 Effective Date: The Prior Plan became effective initially on April 1, 1990 and was amended and restated effective December 1, 1990. The "Effective Date" is January 1, 2001, which is the date on which the provisions of the amendment and restatement set forth herein became effective.

         1.25 Employee: A person who is a common law employee of the Participating Company.

         1.26 ERISA: The Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended. All citations to sections of ERISA are to such sections as they may from time to time be amended or renumbered.

         1.27 Fixed Benefit Option: The benefits described in Articles 3, 4 and 5 that are provided by the "Fixed Benefit Option" (and not by a Supplemental Account).

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         1.28 Insurable: A Participant is Insurable with respect to Deferrals,
Discretionary Contributions, or Rollover Amounts, as the case may be, if the Committee has delivered a written statement that the Participant is an Insurable Participant with respect to such Deferrals or Rollover Amounts. The determination of whether a Participant is an Insurable Participant shall be made by the Committee; provided, however, that the Committee shall designate a Participant as an Insurable Participant only if an insurer acceptable to the Committee would, at standard premium rates or higher rates acceptable to the Committee, insure the life of the Participant. The Committee shall make such determination as soon as practicable after the Participant makes any Deferral Election, Rollover Election, or Election to Change Specification for Unallocated and Future Deferrals and Company Contributions in which the Participant elects the Fixed Benefit Option; and if the Participant is an Insurable Participant, with respect to any Deferrals, Discretionary Contributions, or Rollover Amounts allocated to the Fixed Benefit Option, shall promptly notify the Participant. If a Pre-Retirement Death Benefit becomes payable under Section 4.4, then if at the time of death the Participant has not received written notification that he is an Insurable Participant with respect to any Deferral Election, Company Contribution or Rollover Election allocated to the Fixed Benefit Option, the Participant shall be considered to be a non-Insurable Participant for purposes of determining the amount of the Pre-Retirement Death Benefit attributable to such Deferral Election, Company Contribution or Rollover Election.

         1.29 Investment Fund: An investment fund designated by the Committee pursuant to Section 2.5.

         1.30 Investment Subaccount: A subaccount kept as part of the Participant's Supplemental Account to account for Deferrals or Company Contributions which are deemed to be invested in the Investment Fund to which the subaccount relates, and to account for adjustments thereto as provided in
Article 6.

         1.31 Matching Amount: With respect to a Participant, the product of 30 percent times the Participant's Deferrals of Salary for a calendar year; provided, however, that for this purpose there shall be disregarded the Participant's Deferrals of Salary for a particular payroll period which exceed 6 percent of the Participant's Salary for such payroll period.

         1.32 Net Gain (Loss) Equivalent: With respect to each Adjustment Date, the dollar amount to be credited to or debited from, as the case may be, each of the Participant's Investment Subaccounts. The amount of the Net Gain (Loss) Equivalent of a particular Investment Subaccount shall equal the amount of investment gain or loss which would have been experienced had the Investment Subaccount balance been invested in the Investment Fund to which it relates. As of each Adjustment Date, the Committee, shall determine the Net Gain (Loss) Equivalent, taking into due account additions to and subtractions from the Investment Subaccount since the next preceding Adjustment Date.

         1.33 Normal Retirement: A Participant's Termination of Employment, other than on account of death, on the last day of the month coinciding with or during which the Participant attains Normal Retirement Age.

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         1.34 Normal Retirement Age: Age 60.

         1.35 Participant: As of any date, any individual who commenced participation in the Plan as provided in Article 2 and who is either (a) an Employee, (b) a former Employee who is eligible for a benefit under the Plan, or
(c) a former Employee whose employment terminated on account of Total Disability and who may later become eligible for a benefit under the Plan.

         1.36 Participating Company: Subject to the provisions of Article 10, "Participating Company" means the Company and any Affiliate. Each Participating Company shall be deemed to appoint the Company its exclusive agent to exercise on its behalf all of the power and authority conferred by the Plan upon the Company and accept the delegation to the Committee of all the power and authority conferred upon it by the Plan. The authority of the Company to act as such agent shall continue until the Plan is terminated as to the Participating Company. The term "Participating Company" shall be construed as if the Plan were solely the Plan of such Participating Company, unless the context plainly requires otherwise.

         1.37 Plan: The Coca-Cola Bottling Co. Consolidated Supplemental Savings Incentive Plan as contained herein and as it may be amended from time to time hereafter.

         1.38 Plan Administrator: The Committee.

         1.39 Prior Plan: The provisions of the Plan as in effect prior to the Effective Date.

         1.40 Quarterly Start Month: The first month in a calendar quarter:
January, April, July or October (as the case may be).

         1.41 Retire: The act of taking Retirement.

         1.42 Retirement: A Participant's Normal Retirement, Early Retirement, Deferred Retirement or Disability Retirement.

         1.43 Rollover Amount: Amount transferred among Investment Funds or from Investment Funds to the Fixed Benefit Option, pursuant to a Rollover Election.

         1.44 Rollover Election: A Participant's written election, made in accordance with Section 2.5, whereby the Participant requests that one or more of the balances in the Participant's Investment Subaccounts be transferred to one or more different Investment Subaccounts or the Fixed Benefit Option.

         1.45 Salary: With respect to an Employee, cash base salary payable by any Participating Company to the Employee for Service.

         1.46 Salary Deferral Election: The Participant's irrevocable written election, made in accordance with Section 2.4, to forego the receipt of a stipulated amount of Salary. Amounts so foregone are called "Deferrals."

         1.47 Severance: Termination of Employment other than on account of Retirement, death or Total Disability. If a Participant's employment with the Participating Company or an Affiliate terminates before attaining age 55 on account of Total Disability and the Total Disability ceases prior to Disability Retirement, a Severance shall occur when the Total Disability ceases unless the Participant immediately returns to the employment of the Participating Company or an Affiliate.

         1.48 Supplemental Account: With respect to each Participant, the separate bookkeeping account (consisting of the Participant's Deferral Subaccount, Company Contribution Subaccount and the Investment Subaccounts thereunder), adjusted as of each Adjustment Date as provided in Article 6.

         1.49 Surviving Spouse: The survivor of a deceased Participant to whom such deceased Participant was legally married (as determined by the Committee) immediately before the Participant's death.

         1.50 Termination of Employment: The date on which the Participant is no longer employed by any Participating Company; and provided, however, that a Termination of Employment shall occur on the earlier of Date A or Date B, where:

                 "Date A" is the later of (i) the date as of which as Employee quits, is discharged, terminates employment in connection with incurring a Total Disability, Retires or dies, or (ii) at the discretion of the Committee when the Employee is no longer receiving Severance payments.

                 "Date B" is the first day of absence of an Employee who fails to return to employment at the expiration of an Authorized Leave of Absence.

         1.51 Total Disability: A physical or mental condition under which the Participant qualifies as Totally Disabled under the individual disability insurance policy provided for such Participant by the Participating Company; provided, however, if the Participant is not insured by such a policy, the Participant shall be under a Total Disability if the Participant qualifies as totally disabled under the group long-term disability plan of the Participating Company; provided further, however, if the Participant is not covered by such plan or if there is no such plan, the Participant shall be under a Total Disability if, in the opinion of a physician selected by the Committee, the Participant's physical or mental condition totally and permanently prevents the Participant from performing the material duties of the participant's regular occupation. In determining whether a Participant is totally disabled under a policy of insurance, only the definition of "disabled" or "Totally Disabled" as contained in such policy shall be considered; and other requirements such as exclusion for pre-existing conditions or the meeting of a waiting period shall be disregarded. Notwithstanding any other provisions of this Plan, a Participant shall not be considered Totally Disabled if such disability is due to (i) war, declared or undeclared, or any act of war, (ii) intentionally self-inflicted injuries, (iii) active participation in a riot, or (iv) the Participant's intoxication or his illegal use of drugs.

         1.52 Vested Percentage: The percentage in which the Participant is vested in benefits attributable to Deferrals is 100 percent. The percentage in which the Participant is vested in benefits attributable to Company Contributions shall be 100 percent upon (i) Retirement, (ii) death while an Employee or while Totally Disabled but prior to reaching Disability Retirement,
(iii) the completion of at least 5 Years of Service, or (iv) a Change in Control while an Employee or while Totally Disabled but prior to reaching Disability Retirement. Prior to the occurrence of any of the above events, the Participant's Vested Percentage in Company Contributions shall be determined according to the following schedule:

           Years of Service                                 Vested Percentage

                Less than 1..............................................0%
                1.......................................................20%
                2.......................................................40%
                3.......................................................60%
                4.......................................................80%
                5 or more..............................................100%

         1.53 Year of Service: A calendar year, including years before 1990, in which an Employee completes at least 1,000 Hours of Service. A Participant's Years of Service shall be determined (without duplication) in accordance with the following rules:

                      (a) "Hour of Service" means each hour that would be credited for the purposes of vesting under the Coca-Cola Bottling Company Consolidated Savings Plan if that plan were in existence when such service was performed.

                      (b) Years of Service shall include periods of Total Disability and Authorized Leave of Absence.

                      (c) Except as provided in subparagraph (d) below, Years of Service shall not include periods of employment with an Affiliate rendered prior to the date on which such corporation or other entity became an Affiliate.

                      (d) Years of Service shall include any period of a Participant's prior employment by any organization upon such terms and conditions as the Board may approve.

                    ARTICLE 2. ELIGIBILITY AND PARTICIPATION

         2.1 Eligibility. An Employee (i) who is both an officer, director of other key personnel of the Participating Company and a member of the Participating Company's "select group of management or highly compensated employees", as defined in Sections 201(2), 301(a) (3) and 401(a) of ERISA, as amended, and (ii) whom the Board designates, shall be eligible to become a Participant in the Plan.

         2.2 Participation. An Employee who is eligible to become a Participant shall become a Participant upon the execution and delivery of a Deferral Election.

         2.3 Duration of Participation. A Participant shall continue to be a Participant until the Participant's Severance, or death or the date the Participant is no longer entitled to a benefit under this Plan.

         2.4 Deferral Elections.

         (a) Procedures. An Employee shall have 30 days following the date the Employee first becomes eligible to participate in this Plan in which to execute and deliver to the Committee a Deferral Election by which the Participant elects to defer a stipulated amount of Salary to be earned during the portion of the calendar year remaining after the Deferral Election is made and which, but for such Deferral Election, would be paid to the Participant. An eligible Employee shall have until December 31st of each year to execute and deliver to the Committee a Deferral Election providing for the Deferral of a stipulated amount of Earnings to be earned during the next calendar year and which, but for such Deferral Election, would be paid to the Participant. In such regard, an eligible Employee's Deferral Election with respect to a Discretionary Year-End Bonus must be made no later than the December 31st preceding the beginning of the Bonus Employment Year (as defined in Section 1.20) to which such Discretionary Year-End Bonus relates.

         (b) Minimum and Maximum Deferrals. An eligible Employee is prohibited from making any Deferral Election which, in the determination of the Committee, would result in Deferrals for a calendar year of less than $1,200. The foregoing notwithstanding, the Committee, in the exercise of its discretion, may waive such minimum Deferral requirement with respect to the calendar year in which the Employee begins participation. In addition, the Committee, in the exercise of its discretion, may from time to time place maximum limits on the amount of any Deferral Election that an Employee could otherwise make pursuant to the Plan and may from time to time require, as a condition of making a Deferral Election, that all or a specified portion of the resulting Deferrals and Company Contributions be allocated only among the Investment Funds and in no event to the Fixed Benefit Option (even following a Change in Control pursuant to Section 5.5(b)), and any such maximums and conditions may vary from Employee to Employee.

         (c) Reducing Deferrals for Unforeseeable Emergencies. Subject to Committee approval, a Participant may reduce his Deferral Election at any time to zero but only if each reduction is reasonably needed to meet an unforeseeable emergency. For the purpose of this Section 2.4(c), an "unforeseeable emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, no reduction in a Deferral Election may be made to the extent that such hardship is or may be relieved:

                  (i) through reimbursement or compensation by insurance or otherwise, or

                (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

If a Participant's Deferred Election is reduced to zero pursuant to this Section 2.4(c), no further Deferral may be effective for any Earnings paid or attributed to the calendar year during which the reduction occurs.

         (d) Restriction After certain Hardship Distributions. In the event that a Participant receives a hardship distribution from any plan qualified under
Section 401(k) of the Code, then if and to the extent required by such plan no Deferrals may be made for 12 months following the receipt of such distribution.

         2.5    Benefits Elections.

         (a) Procedures. In making a Deferral Election the Participant shall specify how the Deferrals and Company Contributions shall be allocated among the Fixed Benefit Option and the Investment Funds. In accordance with such procedures and limitations as the Committee adopts, the Participant may by written election filed with the Committee change such specification with respect to unallocated Deferrals and future Deferrals. In accordance with such procedures and limitations as the Committee adopts, and subject to the rules set forth in the next paragraph in the case of a Rollover Election to the Fixed Benefit Option filed on or after January 1, 2001, allocations among the Investment Funds and Fixed Benefit Option may be changed by filing with the Committee a written "Rollover Election" whereby the Participant elects to have one or more Investment Subaccount balances transferred to one or more other Investment Subaccounts or the Fixed Benefit Option. An election of the Fixed Benefit Option is irrevocable as to the amounts so transferred, and except as provided in Section 2.6 (regarding a change in eligibility status), transfers from the Fixed Benefit Option to one or more Investment Subaccounts are prohibited. A Rollover Election shall become effective as soon as practicable after filing with the Committee.

         The following rules apply to Rollover Elections to the Fixed Benefit Option that are filed with the Committee on or after January 1, 2001:

         Only one election. A Participant may make only one such Rollover Election.

         Latest date for election. The Rollover Election must be made before Termination of Employment.

         Termination of Employment within 5 years of Rollover Election. If the Participant makes the Rollover Election and then has a Termination of Employment before the fifth anniversary of the date on which the Rollover Election became effective, then for purposes of determining the Participant's benefits under the Plan, it shall be assumed that (i) the Rollover Election never became effective and (ii) his Investment Subaccount balances that were to be transferred to the Fixed Benefit Option pursuant to the Rollover Election were invested, from and after the time that the Rollover Election would have become effective, in the Investment Fund known as the "Prime Rate Option" (whether or not that Investment Fund is still available under the Plan for other purposes). The preceding sentence shall not apply, however, if the Termination of Employment is on or after a Change in Control.

         (b) Investment Funds. Subject to Section 2.5(c), the Committee shall designate the Investment Funds and shall have the right, to eliminate and add Investment Funds from time to time. If an Investment Fund is eliminated, Participants' Investment Subaccount balances relating to such Investment Fund shall be transferred to such other Investment Subaccounts as the Committee directs. All elections as to how Deferrals and Company Contributions are allocated among Investment Subaccounts and Fixed Benefit Options, including Rollover Elections, are subject to the Committee's approval. The Committee will notify Participants if changes are made in the available Investment Funds. The Committee may designate an Investment Fund or the Fixed Benefit Option if and to the extent a Participant fails to make a valid or approved, election. Notwithstanding any other provision in this Plan to the contrary (but subject to Section 2.5(c)), if the Committee eliminates all Investment Funds, then all Supplemental Account balances shall be transferred to the Fixed Benefit Option.

         (c) Effect of Change in Control. From and after a Change in Control, and notwithstanding any other provision of the Plan to the contrary, (i) the Investment Funds in effect immediately prior to the Change in Control shall continue and not be eliminated, and (ii) subject to Section 5.5(b), Participants shall continue to have the right to transfer their Investment Subaccount Balances among the Investment Funds in accordance with the same rules and procedures as were in effect immediately prior to the Change in Control. If an Investment Fund is deemed invested in a particular mutual fund or other collective investment vehicle that is liquidated or terminated after the Change in Control or has its fundamental investment objective materially changed, then the Committee shall immediately substitute, as the deemed investment of such Investment Fund, another mutual fund or other collective investment vehicle having substantially the same investment objectives and other material characteristics as the said mutual fund or collective investment vehicle had prior to its liquidation, termination or change in investment objective.

         (d) Effect of Benefits Elections. A Participant's benefits under the Plan (including any death benefits) shall be provided by the Fixed Benefit Option, by the Participant's Supplemental Account, or by a combination thereof, as follows: benefits attributable to the Fixed Benefit Option shall be determined solely with respect to the Deferrals, Company Contributions and

Rollover Amounts (if any) allocated to the Fixed Benefit Option, and benefits provided by the Participant's Supplemental Account shall be determined solely with reference to the Deferrals and Company Contributions (if any) allocated to the Participant's Investment Subaccounts (and not transferred to the Fixed Benefit Option by a Rollover Election). The Deferrals, Company Contributions and Rollover Amounts allocated to Investment Funds shall be deemed invested in such Investment Funds for the purpose of determining the Net Gain (Loss) Equivalent to be added to or subtracted from the Investment Subaccounts relating to the respective Investment Funds.

         (e) Allocation of Company Contributions. Subject to the other provisions of this Article, Company Contributions are allocated among Investment Subaccounts and the Fixed Benefit Option in the same manner as Salary Deferrals are allocated under the most recent election or if the Participant has no Salary Deferrals, as Bonus Deferrals are allocated under the most recent election.

         2.6 Effect of Change in Status. The provisions of this Section 2.6 apply if a Participant's employment with the Participating Company changes (before a Change in Control) to a position in which he is no longer eligible to actively participate in the Plan pursuant to Section 2.1. In that event, he may make no deferral elections with respect to compensation earned while ineligible to actively participate. The payment of his benefits under the Plan shall not be accelerated by the change in employment status, and his benefits shall be paid when and as otherwise provided in the Plan. In determining the amount of any benefits provided by the Fixed Benefit Option (but not the time of such benefit payments), it will be assumed that he had a Termination of Employment on the date of the change in employment status; provided, however, if his Vested Percentage is less than 100% on that date, his Vested Percentage will be based on his Years of Service at the time of his actual Termination of Employment.

         If he has any Deferrals, Company Contributions or Rollover Amounts allocated to the Fixed Benefit Option at the time of the change in employment status, he may make, subject to the consent of the Committee, a one time, irrevocable election to have those benefits transferred from the Fixed Benefit Option to one or more Investment Subaccounts. Such election must be made on a form furnished by the Committee, must be filed with the Committee no later than 120 days after the change in employment status and (if made) must be for all amounts credited to the Fixed Benefit Option. If the transfer is made, the amount transferred (and any other amounts attributable thereto) may not be retransferred to the Fixed Benefit Option (except as provided in Section 5.5 following a Change in Control). The Committee will cause the transfer (if properly elected) to be made as soon as administratively practical, and the amounts transferred shall be the single lump sum benefit that would have been provided by the Fixed Benefit Option (assuming a 100% Vested Percentage) had he had a Termination of Employment on the date of the change in employment status. The following rule applies, however, to any portion of the transfer that is attributable to any Investment Subaccount balance that had been transferred to the Fixed Benefit Option pursuant to a Rollover Election filed with the Committee on or after January 1, 2001: if the Participant has an actual Termination of Employment before the fifth anniversary of the date on which that Rollover Election became effective (and also before a Change in Control), then the provisions of Section 2.5(a) (regarding the Termination of the Employment within 5 years after a

Rollover Election to the Fixed Benefit Option) shall apply for purposes of determining the Participant's benefits under the Plan with respect to said portion.

         If he should again become eligible to fully participate in the Plan pursuant to Section 2.1 (his "Reparticipation Date"), then for purposes of determining any future benefits payable to him or his Beneficiary under the Fixed Benefit Option, it shall be assumed (unless there was a transfer from the Fixed Benefit Option pursuant to the preceding paragraph) that (i) any amounts that were credited to the Fixed Benefit Option before his Reparticipation Date were instead credited to the Fixed Benefit Option on his Reparticipation Date, and (ii) that there has also been credited to the Fixed Benefit Option on his Reparticipation Date, as an additional Deferral, Company Contribution or Rollover Amount (as the case may be), an amount equal to the interest credited on the actual amounts that had been credited to the Fixed Benefit Option prior to the Reparticipation Date at the rate of 8 percent.

         2.7 Advance Payment for Unforeseeable Emergencies. Subject to Committee approval, a Participant may receive advance payment of benefits under the Plan in the event of an unforeseeable emergency (as defined in Section 2.4(c)), but only if the Committee determines that the resulting hardship may not be relieved
(i) through a reduction or termination of his Deferral Elections pursuant to
Section 2.4(c), (ii) through reimbursement or compensation by insurance or otherwise, or (iii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. Any such advance payment shall not exceed the amount that the Committee determines is necessary to satisfy the hardship (taking into account all other available financial resources to the Participant), and shall require that no further Deferrals be made by the Participant for 12 months following the payment. The payment shall be made by debiting the Participant's Supplemental Account by the amount of the payment. If the Participant does not have a Supplemental Account, or if his Supplemental Account balance is not sufficient, the portion of the payment not deducted from the Supplemental Account shall reduce amounts then credited to the Fixed Benefit Option. The reduction shall be to the most recent Deferrals and Company Contributions credited to the Fixed Benefit Option (including Deferrals and Company Contributions rolled over pursuant to a Rollover Election). In no event may any payment be made with respect to Company Contributions before the Participant's Vested Percentage therein is 100 percent.

         2.8 Other Advance Payment. A Participant may receive while an Employee an advance payment of benefits under the Plan not more frequently than once in any 24 month period, upon his request and without the requirement of Committee approval, in accordance with the provisions of this Section 2.8. The Participant must specify the amount of the advance payment (net of the required accompanying forfeiture described below) on a form provided by the Committee. The amount specified must be at least $5,000; if the Participant's entire benefit (net of forfeiture) under the Plan does not exceed $5,000, however, the amount specified must be that amount that (after forfeiture) would reduce his benefit to zero. Any such advance payment (irrespective of its amount) shall require that no further Deferrals be made by the Participant for 24 months following the payment and shall require the immediate and irrevocable forfeiture from his remaining interest in the Plan, equal to 10% of the advance payment. The payment and related forfeiture shall be made by debiting the Participant's Supplemental Account by 110% of the amount of the payment. If the Participant does not have a Supplemental Account, or if his Supplemental Account balance is not sufficient, the portion of the 110% amount of the payment not deducted from the Supplemental Account shall reduce amounts then credited to the Fixed Benefit Option. The reduction shall be to the most recent Deferrals and Company Contributions credited to the Fixed Benefit Option (including Deferrals and Company Contributions rolled over pursuant to a Rollover Election). In no event may any payment be made with respect to Company Contributions before the Participant's Vested Percentage therein is 100 percent.

                  ARTICLE 3. RETIREMENT AND SEVERANCE BENEFITS

         3.1 Eligibility. This Article provides the benefit that becomes payable to a Participant following Retirement or Severance. The commencement of the benefit is determined under Section 3.2, the method of payment of the benefit is determined under Section 3.3, and the amount of the benefit is determined under
Section 3.4 and/or Section 3.5 (as applicable).

         3.2 Commencement of Benefit. Payment of the Retirement or Severance benefit shall commence during the Participant's "Benefit Commencement Month," determined as follows:

                  (a) Normal, Deferred or Disability Retirement. In the case of Normal Retirement, Deferred Retirement or Disability Retirement, the Benefit Commencement Month is the first Quarterly Start Month that begins after the Participant's Retirement.

                  (b) Early Retirement. In the case of Early Retirement, the Benefit Commencement Month is the first Quarterly Start Month that begins after the Participant's attainment of age 60. The foregoing sentence notwithstanding, however, the Participant may make an irrevocable "early payment election" on a form provided by the Committee. Such election is subject to Committee approval and must be made before the Participant attains age 59. If an early payment election is approved by the Committee, then the Benefit Commencement Month shall be the first Quarterly Start Month that begins after Early Retirement or, if later, the first Quarterly Start Month which begins at least one year after such election is received by the Committee.

                  (c) Severance. In the case of Severance, the Benefit Commencement Month is the first Quarterly Start Month that begins after the Participant's Severance.

         3.3 Method of Payment. The method of payment of the Retirement or Severance benefit shall be as follows:

                  (a) Retirement. In the case of Retirement, the method of payment shall be 180 consecutive monthly payments. The foregoing sentence notwithstanding, however, if the Committee so approves and directs, the benefit shall, at the request of the Participant, be paid instead in a single lump sum or in consecutive monthly installments for a period certain less than 180 months. To make such a request, the Participant must file a written request with the Committee not less than 30 days prior to the Benefit Commencement Month. Once a request is made and approved, it may only be changed with Committee approval.

                  (b) Severance. In the case of Severance, the method of payment shall be as follows:

                  $50,000 or less. The method of payment shall be a single lump sum unless the Severance benefit would exceed $50,000 if paid by that method.

                  Over $50,000. If the Severance Benefit would exceed $50,000 if paid in a single lump sum, then the method of payment shall be 120 consecutive monthly payments. The Participant, however, may make an election on a form furnished by the Committee to have the benefit paid instead in a single lump sum or in consecutive monthly installments for a period certain less than 120 months, as specified by the Participant in such election. In order to be effective, such election must be made by the later of (i) December 31, 2001 or (ii) the date on which he becomes a Participant under Section 2.2. Except as follows, such election shall be irrevocable: the Participant may change his election one time, but no later than 365 days before Severance, and therefore any election that is in effect on the 365th day before Severance shall be irrevocable.

         3.4 Amount of Benefit: Fixed Benefit Option. The amount of the Retirement or Severance benefit provided by the Fixed Benefit Option shall be determined as follows:

                  (a) Lump sum method of payment. If the method of payment is a single lump sum, the amount of the lump sum shall be the Benefit Commencement Month Lump Sum (as defined below).

                  (b) Consecutive monthly installments method of payment. If the method of payment is consecutive monthly payments, the monthly payments shall be equal in amount, and the monthly payments shall have a present value as of the 1st day of the Benefit Commencement Month equal to the Benefit Commencement Month Lump Sum, determined by discounting the monthly payments at the Applicable Interest Rate (as defined below) per annum. In the case of Deferred Retirement, the Applicable Interest Rate used to discount the monthly payments pursuant to the preceding sentence shall be the 8%, 11% or 13% rate (whichever applied), not 6%.

                  (c) Applicable Interest Rate. The "Applicable Interest Rate" is as follows:

                  Normal Retirement. The Applicable Interest Rate in the case of Normal Retirement is (i) 13% if he became a Participant by December 31, 2000 or

                  (ii) determined as follows if he became a Participant on or after January 1, 2001:

                     Years of Service at                         Applicable
                        Retirement                             Interest Rate

                             Less than 5.................................8%
                             5-9........................................11%
                             10 or more.................................13%

                  Deferred Retirement. In the case of Deferred Retirement, the Applicable Interest Rate for time through the December 31 of the calendar year in which the Participant attains the Normal Retirement Age is (i) 13% if he became a Participant by December 31, 2000 or (ii) determined as follows if he became a Participant on or after January 1, 2001:

                     Years of Service at                          Applicable
                         Retirement                             Interest Rate

                             Less than 5...............................8%
                             5-9......................................11%
                             10 or more...............................13%

                  The Deferred Retirement Applicable Interest Rate for time thereafter until the Benefit Commencement Month is 6%.

                  Early Retirement--Regular or Disability Retirement--Regular. The Applicable Interest Rate in the case of Early Retirement--Regular or Disability Retirement--Regular is (i) 11% if he became a Participant by December 31, 2000 or (ii) determined as follows if he became a Participant on or after January 1, 2001:

                      Years of Service at                         Applicable
                          Retirement                            Interest Rate

                             Less than 5...............................8%
                             5 or more................................11%

                  Early Retirement--Special or Disability Retirement--Special. The Applicable Interest Rate in the case of Early Retirement--Special or Disability Retirement--Special is 13%.

                  Severance. The Applicable Interest Rate in the case of Severance is 8%.

                  (d) Benefit Commencement Month Lump Sum. The "Benefit Commencement Month Lump Sum" means the sum of Amount A, Amount B and Amount C, determined as of the 1st day of the Benefit Commence Month, where:

                  Amount A. "Amount A" is the amount of the Participant's total Deferrals credited to the Fixed Benefit Option (including Deferrals rolled over pursuant to a Rollover Election).

                  Amount B. "Amount B" is the product of (i) the Participant's total Company Contributions credited to the Fixed Benefit Option (including any Company Contributions rolled over pursuant to a Rollover Election) multiplied by (ii) the Participant's Vested Percentage.

                  Amount C. "Amount C" is interest credited with respect to the Deferrals in Amount A and the vested Company Contributions in Amount B at the Applicable Interest Rate compounded annually.

         3.5 Amount of Benefit: Supplemental Account. The amount of the Retirement or Severance benefit provided by the Participant's Supplemental Account shall be determined as follows:

                (a) Reduction for non-vested benefits. If in the case of a Severance benefit the Participant's Vested Percentage in Company Contributions is less than 100%, then the balance of the Supplemental Account attributable to his Company Contribution Subaccount shall be reduced to the product of (i) the balance in the Company Contribution Subaccount multiplied by (ii) his Vested Percentage, and the remainder of the Company Contribution Subaccount shall be forfeited and totally disregarded in determining the Participant's Severance benefit.

                (b) Lump sum method of payment. If the method of payment is a single lump sum, the amount of the lump sum shall equal the balance of the Participant's Supplemental Account as of the Adjustment Date immediately preceding the payment.

                (c) Consecutive monthly payments method of payment. If the method of payment is consecutive monthly payments, the amount of the monthly payments shall be determined annually, as follows: the amount of each monthly payment payable during a particular calendar year shall be the quotient of (i) the balance of the Supplemental Account as of the Adjustment Date immediately preceding the beginning of such calendar year (or immediately preceding the Benefit Commencement Month if the monthly payments commence during such calendar year) divided by
         (ii) the number of remaining monthly payments in the installment payment period (including the calendar year's monthly payments being calculated). In no event, however, shall any monthly payment exceed the balance of the Supplemental Account immediately prior to such payment, and therefore no payment shall be made once the balance of the Supplemental Account has become zero.

         3.6 Payments to Beneficiary. If a Participant who has become entitled to a Retirement or Severance benefit dies before payment of the benefit has been completed, then the payment(s) remaining to be paid shall be paid instead to the Participant's Beneficiary when, as and in the amount as would have been paid to the Participant had the Participant not died. The Committee in its discretion, however, may cause any or all such remaining payments to be paid to the Participant's Beneficiary in a lump sum payment, which lump sum shall be (i) based on the then Supplemental Account balance in the case of benefits provided by the Supplemental Account, and (ii) based on the interest rate used to determine the Participant's periodic payments in the case of benefits provided by the Fixed Benefit Option.

         3.7 Reemployment. If a Participant who has become entitled to a Retirement or Severance benefit again becomes an Employee, such reemployment shall not change, suspend, delay or otherwise affect payment of such benefit.

                     ARTICLE 4. PRE-RETIREMENT DEATH BENEFIT

         4.1 Eligibility. This Article provides a death benefit ("Pre-Retirement Death Benefit") with respect to a Participant:

                  (i) who dies while an Employee and (if he has attained age 70) before Deferred Retirement;

                  (ii) who dies while Totally Disabled but prior to the commencement of Disability Retirement benefits; or

                  (iii) who dies after having terminated employment, and is eligible for Early Retirement but prior to receiving benefits under the Plan.

The Pre-Retirement Death Benefit shall be payable to the Participant's Beneficiary. The commencement of the Pre-Retirement Death Benefit is determined under Section 4.2, the method of payment of the Pre-Retirement Death Benefit is determined under Section 4.3, and the amount of the Pre-Retirement Death Benefit is determined under Sections 4.4 and/or 4.5 (as applicable). The Pre-Retirement Death Benefit shall be in lieu of any and all other benefits provided under the Plan with respect to the Participant or to the Beneficiary.

         4.2 Commencement of Benefit. Payment of the Pre-Retirement Death Benefit shall commence during the first Quarterly Start Month that begins after the Participant's death (the "Death Benefit Commencement Month").

         4.3 Method of Payment. The method of payment of the Pre-Retirement Death Benefit shall be 180 consecutive monthly payments. The foregoing sentence notwithstanding, however, if the Committee so approves and directs, the Pre-Retirement Death Benefit shall, at the request of the Beneficiary, be paid instead in a single lump sum or in consecutive monthly installments for a period certain less than 180 months. To make such request, the Beneficiary must file a written request with the Committee not less than 30 days prior to the Pre-Retirement Death Benefit Commencement Month; provided, however, the Committee may permit the Beneficiary to file the request at a later, administratively feasible date before benefit commencement if the Participant died within 30 days of the Pre-Retirement Death Benefit Commencement Month or in such other circumstances as the Committee may allow. Once a request is made and approved, it may only be changed with Committee approval.

         4.4 Amount of Benefit: Fixed Benefit Option. The amount of the Pre-Retirement Death Benefit provided by the Fixed Benefit Option shall be determined as follows:

                  (a) Lump sum method of payment. If the method of payment to the Beneficiary is a single lump sum, the amount of the lump sum shall be the Death Benefit Commencement Month Lump Sum (as defined below).

                  (b) Consecutive monthly installments method of payment. If the method of payment is consecutive monthly payments, the monthly payments shall be equal in amount, and the monthly payments shall have a present value as of the 1st day of the Death Benefit Commencement Month equal to the Death Benefit Commencement Month Lump Sum, determined by discounting the monthly payments (i) in the case of death on or after the Normal Retirement Age, at the interest rate used in determining his Death Benefit Commencement Lump Sum (that is, 13%, 11% or 8%) or (ii) in the case of death before the Normal Retirement Age, at the interest rate used in calculating "Amount B" of the Death Benefit Commencement Month Lump Sum (that is, 13%, 11% or 8%).

                  (c) Death Benefit Commencement Month Lump Sum. The "Death Benefit Commencement Month Lump Sum" means the following:

                  Death on or after Normal Retirement Age. If the Participant dies on or after the Normal Retirement Age, the Death Benefit Commencement Month Lump Sum shall be the amount that the Participant's Benefit Commencement Month Lump Sum would have been had the Participant Retired on the day preceding the Participant's death.

                  Death before Normal Retirement Age: Insurable Participant. If the Participant dies before the Normal Retirement Age and is an Insurable Participant, the Death Benefit Commencement Month Lump Sum shall be the amount determined by the following two steps:

                           Step 1 (calculation of hypothetical lump sum). First, a hypothetical lump sum shall be calculated. The hypothetical lump sum is the sum of Amount A and Amount B, where:

                                    Amount A. "Amount A" is the amount of the Participant's total Deferrals and Company Contributions credited to the Fixed Benefit Option (including Deferrals and Company Contributions rolled over pursuant to a Rollover Election).

                                    Amount B. "Amount B" is interest credited with respect to the Deferrals and Company Contributions in Amount A at the following rate per annum, compounded annually, through the end of the calendar year in which the Participant would have attained the Normal Retirement Age: 13% if he became a Participant by December 31, 2000, or determined as follows if he became a Participant on or after January 1, 2001:

                                      Years of Service at            Applicable
                                      Participant's death          Interest Rate

                                     Less than 5..........................8%
                                     5-9.................................11%
                                     10 or more..........................13%

                           Step 2 (discount of hypothetical lump sum). The hypothetical lump sum calculated in Step 1 shall be discounted at the rate of 6% per annum for the period of time that the Participant's Death Benefit Commencement Month precedes the end of the calendar year in which the Participant would have attained the Normal Retirement Age, subject to the following rules:

                                    Post-age 55 Deferrals and Company
                                    Contributions. If the Participant's death occurs on or after age 55, the portion of the hypothetical lump sum that is attributable to any Deferrals and Company Contributions for the calendar year in which the Participant attained age 55 or for any subsequent calendar year shall not be discounted.

                                    Certain pre-age 55 Deferrals and Company
                                    Contributions. The portion of the
                                    hypothetical lump sum that is attributable to any Deferrals and Company Contributions for any calendar year that ended before the Participant attained (or would have attained) age 55 shall not be discounted for more years than the number of years by which such calendar year precedes the calendar year in which the Participant attained (or would have attained) age 55.

                  Death before Normal Retirement Age: non-Insurable Participant. If the Participant dies before the Normal Retirement Age and is not an Insurable Participant, the Death Benefit Commencement Month Lump Sum shall be the sum of Amount A and Amount B, determined as of the 1st day of the Death Benefit Commencement Month, where:

                           Amount A. "Amount A" is the amount of the Participant's total Deferrals and Company Contributions credited to the Fixed Benefit Option (including any Deferrals and Company Contributions rolled over pursuant to a Rollover Election).

                           Amount B. "Amount B" is interest credited with respect to the Deferrals and Company Contributions in Amount A at the following interest rate compounded annually: 13% if the Participant was eligible for Early Retirement--Special or Disability Retirement--Special at the time of death, 11% if the Participant was eligible for Early Retirement--Regular or Disability Retirement--Regular at the time of death, or 8% in any other case. If he became a Participant on or after January 1, 2001, however, the interest rate shall be the lesser of (i) the interest rate provided by the preceding sentence or (ii) the interest rate determined as follows:

                            Years of Service at Participant's       Applicable
                               death                              Interest Rate

                                   Less than 5............................8%
                                   5-9...................................11%
                                   10 or more............................13%

         4.5 Amount of Benefit: Supplemental Account. The amount of the Pre-Retirement Death Benefit provided by the deceased Participant's Supplemental Account shall be determined as follows:

                  (a) Lump sum method of payment. If the method of payment is a single lump sum, the amount of the lump sum shall equal the balance of the Participant's Supplemental Account as of the Adjustment Date immediately preceding the payment.

                  (b) Consecutive monthly payments method of payment. If the method of payment is consecutive monthly payments, the amount of the monthly payments shall be determined annually, as follows: the amount of each monthly payment payable during a particular calendar year shall be the quotient of (i) the balance of the Supplemental Account as of the Adjustment Date immediately preceding the beginning of such calendar year (or immediately preceding the

         Death Benefit Commencement Month if the monthly payments commence during such calendar year) divided by (ii) the number of remaining monthly payments in the installment payment period (including the calendar year's monthly payments being calculated). In no event, however, shall any monthly payment exceed the balance of the Supplemental Account immediately prior to such payment, and therefore no payment shall be made once the balance of the Supplemental Account has become zero.

                      ARTICLE 5. CHANGE IN CONTROL BENEFIT

         5.1 Eligibility. This Article provides a benefit (a "Change in Control Benefit") for each Participant who, as of the date of a Change in Control:

                  (i) is an Employee and (if he has attained age 70) he has not taken Deferred Retirement; or

                  (ii) is under a Total Disability but has not reached Disability Retirement.

The commencement of the Change in Control Benefit is determined under Section 5.2, the method of payment of the Change in Control Benefit is determined under
Section 5.3, and the amount of the Change in Control Benefit is determined under Sections 5.4 and/or 5.5 (as applicable).

         5.2 Commencement of Benefit. Payment of the Change in Control Benefit shall commence during the "CIC Benefit Commencement Month," determined as hereinafter provided. The CIC Benefit Commencement Month is the first Quarterly Start Month that begins after the Change in Control. The foregoing sentence notwithstanding, however, the Participant may make an irrevocable election on a form furnished by the Committee to have the CIC Benefit Commencement Month be a later Quarterly Start Month specified by the Participant in such election, but in no event later than the first Quarterly Start Month that begins after the Participant's attainment of age 60. Such election must be made no later than 365 days before the Change in Control in order to be effective. Such election does not require Committee approval in order to be effective.

         5.3 Method of Payment. The method of payment of the Change in Control Benefit shall be 180 consecutive months of payment. The foregoing sentence notwithstanding, however, the Participant may make an election on a form furnished by the Committee to have his benefit paid instead in a single lump sum or in consecutive monthly installments for a period certain less than 180 months, as specified by the Participant in such election. In order to be effective, such election must be made no later than 365 days before the Change in Control, and therefore any election that is in effect on the 365th day before the Change in Control shall be irrevocable. Such election does not require Committee approval in order to be effective.

         5.4 Amount of Benefit: Fixed Benefit Option. The amount of the Change in Control Benefit provided by the Fixed Benefit Option shall be as follows:

                (a) Lump sum method of payment. If the method of payment is a single lump sum, the amount of the lump sum shall be the CIC Benefit Commencement Month Lump Sum (as defined below).

                (b) Consecutive monthly installments method of payment. If the method of payment is consecutive monthly payments, the monthly payments shall be equal in amount, and the monthly payments shall have a present value as of the 1st day of the CIC Benefit Commencement Month equal to the CIC Benefit Commencement Month Lump Sum determined by discounting the monthly payments at the rate of 13% per annum.

                (c) CIC Benefit Commencement Month Lump Sum. The "CIC Benefit Commencement Month Lump Sum" means the sum of Amount A and Amount B, determined as of the 1st day of the CIC Benefit Commencement Month, where:

                  "Amount A" is the amount of the Participant's total Deferrals and Company Contributions credited to the Fixed Benefit Option (including any Deferrals and Company Contributions rolled over pursuant to a Rollover Election).

                  "Amount B" is interest credited with respect to the Deferrals and Company Contributions in Amount A at the rate of 13% per annum.

         5.5 Amount of Benefit: Supplemental Account. The amount of the Change in Control Benefit provided by the Participant's Supplemental Account shall be determined as follows:

                (a) Lump sum method of payment. If the method of payment is a single lump sum, the amount of the lump sum shall equal the balance of the Participant's Supplemental Account at the time of payment.

                (b) Consecutive monthly payments method of payment. If the method of payment is consecutive monthly payments, then the entire balance of the Participant's Supplemental Account, other than the portion (if any) thereof that is not allocable to the Fixed Benefit Option pursuant to the last sentence of Section 2.4(b), shall be irrevocably transferred to the Fixed Benefit Option as soon as administratively practicable after the Change in Control, and in no event later than 60 days after the Change in Control, to provide a Change in Control Benefit under Section 5.4 (which shall be in addition to any portion of the Change in Control Benefit provided by other amounts allocated to the Fixed Benefit Option).

         5.6 Payments to Beneficiary. If a Participant entitled to a Change in Control Benefit dies before payment of the Change in Control Benefit has begun or been completed, then full payment of the Change in Control Benefit shall still be made, and except as provided in the next sentence, the payment(s) remaining to be paid shall be paid instead to the Participant's Beneficiary when, as and in the amount as would have been paid to the Participant had the Participant not died. If payment of the Change in Control Benefit had not begun before the Participant's death, however, the CIC Benefit Commencement Month shall be the first Quarterly Start Month begins after the Participant's death for purposes of determining the commencement and amount of the Change in Control Benefit.

         5.7 Benefits Pending or in Progress. If as of the date of a Change in Control a Participant is not entitled to a Change in Control Benefit under
Section 5.1 but is entitled to one or more future payments under Article 3 above, such benefits shall be paid when, as and in the amount provided in
Article 3. If as of the date of a Change in Control a Beneficiary is entitled to one or more future payments under Article 3 or Article 4 above, such benefits shall be paid when, as and in the amount provided in Article 3 or Article 4 (as applicable).

                        ARTICLE 6. SUPPLEMENTAL ACCOUNTS

         6.1 Establishment of Accounts. The Committee shall establish and cause to be maintained a Supplemental Account with respect to each Participant. In addition, the Committee shall establish and cause to be maintained with respect to each Participant separate subaccounts to be known respectively as the Participant's "Deferral Subaccount" and "Company Contribution Subaccount", such subaccounts together shall comprise the Supplemental Account. Within each Deferral Subaccount and Company Contribution Subaccount there shall be kept Investment Subaccounts.

         6.2    Accounting.

         (a) Accounting of Deferral Subaccount. As of each Adjustment Date, the Committee shall debit and credit each Participant's Deferral Subaccount by the following:

                (1) Payments. There shall be debited the amount of benefit payments made to or on behalf of the Participant or the Participant's Beneficiary since the last Adjustment Date and allocable to such Deferral Subaccount.

                (2) Rollovers to Fixed Benefit Option. There shall be debited amounts transferred since the last Adjustment Date from the Supplemental Account to the Fixed Benefit option which are properly allocable to the Participant's Deferral Subaccount.

                (3) Net Gain (Loss) Equivalent. There shall be credited or debited, as the case may be, the Net Gain (Loss) Equivalent since the last Adjustment Date for each of the Participant's Investment Subaccounts.

                (4) Deferrals. There shall be credited the Participant's Deferrals made since the last Adjustment Date and allocable to the Supplemental Account.

         (b) Accounting of Company Contribution Subaccount. As of each Adjustment Date, the Committee shall debit and credit each Participant's Company Contribution Subaccount by the following:

                (1) Payments. There shall be debited the amount of benefit payments made to or on behalf of the Participant or the Participant's Beneficiary since the last Adjustment Date and allocable to such Company Contribution Subaccount.

                (2) Rollovers to Fixed Benefit Option. There shall be debited amounts transferred since the last Adjustment Date from the Supplemental Account to the Fixed Benefit option which are properly allocable to the Participant's Company Contribution Subaccount.

                (3) Net Gain (Loss) Equivalent. There shall be credited or debited, as the case may be, the Net Gain (Loss) Equivalent since the last Adjustment Date for each of the Participant's Investment Subaccounts.

                (4) Company Contributions. There shall be credited the Participant's Company Contributions made since the last Adjustment Date and allocable to the Participant's Supplemental Account.

                          ARTICLE 7. EFFECT OF SUICIDE

         Notwithstanding any provision in this Plan to the contrary, if any Participant who is Insurable dies as a result of suicide within 30 months after entering into a Deferral Election, then in the first January following the Participant's death and in lieu of all other benefits provided by the Fixed Benefit Option for that Deferral Election under Articles 3, 4 and 5, the Participating Company shall pay to the Participant's Beneficiary a single lump sum equal to the Participant's Deferrals made pursuant to such Deferral Election (and Matching Amounts with respect to such Deferral Election and Discretionary Contributions) and allocated to the Fixed Benefit Option, plus interest credited with respect to such Deferrals (and Company Contributions) at the rate of 8 percent per annum, compounded annually. Such payment shall fully discharge the Participating Company's obligations with respect to the Fixed Benefit Option under such Deferral Election.

                      ARTICLE 8. ADMINISTRATION OF THE PLAN

         8.1 Powers and Duties of the Committee. The Committee shall have general responsibility for the administration of the Plan (including but not limited to complying with reporting and disclosure requirements, and establishing and maintaining Plan records). In the exercise of its sole and absolute discretion, the Committee shall interpret the Plan's provisions (and all ambiguities) and subject to the Board's approval, determine the eligibility of individuals for benefits.

         8.2 Agents. The Committee may engage such legal counsel, certified public accountants and other advisers and service providers, who may be advisers or service providers for one or more Participating Companies, and make use of such agents and clerical or other personnel, as it shall require or may deem advisable for purposes of the Plan. The Committee may rely upon the written opinion of any legal counsel or accountants engaged by the Committee, and may delegate to any person or persons its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Committee.

         8.3 Reports to Board. The Committee shall report to the Board or to the Executive Committee of the Board of Directors, as frequently as the Board or such committee shall specify, with regard to the matters for which the Committee is responsible under the Plan.

         8.4 Structure of Committee. No member of the Committee shall be entitled to act on or decide any matter relating solely to such member or any of such member's rights or benefits under the Plan. In the event the Committee is unable to act in any matter by reason of the foregoing restriction, the Board shall act on such matter. The members of the Committee shall not receive any special compensation for serving in the capacity as members of the Committee but shall be reimbursed for any reasonable expenses incurred in connection therewith. Except as otherwise required by ERISA, no bond or other security shall be required of the Committee or any member thereof in any jurisdiction. Any member of the Committee, any subcommittee or agent to whom the Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity with respect to the Plan.

         8.5 Adoption of Procedures of Committee. The Committee shall establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting. The Committee may also act without meeting by unanimous written consent.

         8.6 Benefit Elections, Procedures and Calculations. The Committee shall establish, and may alter, amend and modify from time to time, the procedures pursuant to which Participants (and Beneficiaries) may make their respective elections, requests and designations under the Plan, including procedures relating to the making of Deferral Elections (including elections thereunder as to the allocation of Deferrals and Company Contributions among the Fixed Benefit Option and the Investment Funds), Rollover Elections, elections or requests regarding the timing and method of benefit payments, and designations of Beneficiaries. The Committee shall also establish the election, request and designation forms that Participants and Beneficiaries must use for such purposes. No election, request or designation by a Participant or a Beneficiary shall be effective unless and until it has been executed and delivered to the Committee (or its authorized representative) and has also satisfied any other conditions or requirements that may apply to such election, request or designation under any other applicable provision of the Plan.

         8.7 Calculation of Benefits. Attached hereto as Exhibits 1 through 15 are examples of the calculation of benefits due hereunder in specific circumstances. The Committee shall promulgate and establish such additional written rules, charts, examples and other guidelines as it deems necessary or advisable in order to precisely calculate the benefits due hereunder, and the same shall be filed with the records of the Committee and shall be binding and governing on Participants, their Beneficiaries and all other interested parties to the extent they represent a reasonable and consistent interpretation of the benefit-calculation provisions of the Plan.

         8.8 Instructions for Payments. All requests of or directions to any Participating Company for payment or disbursement shall be signed by a member of the Committee or such other person or persons as the Committee may from time to time designate in writing. This person shall cause to be kept full and accurate accounts of payments and disbursements under the Plan.

         8.9    Claims for Benefits.

         (a) General. All claims for benefits under the Plan shall be submitted in writing to the Committee. Within a reasonable period of time the Committee shall decide the claim by majority vote. Written notice of the decision on each such claim shall be furnished within 30 days after receipt of the claim. If the claim is wholly or partially denied, such written notice shall set forth an explanation of the specific findings and conclusions on which such denial is based. A claimant may review all pertinent documents and may request a review by the Committee of such a decision denying the claim. Such a request shall be made in writing and filed with the Committee within 60 days after delivery to said claimant of written notice of said decision. Such written request for review shall contain all additional information which the claimant wishes the Committee to consider. The Committee may hold any hearing or conduct any independent investigation which it deems necessary to render its decision, and the decision on review shall be made as soon as possible after the Committee's receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within 30 days after receipt by the Committee of a request for review. Written notice of the decision on review shall include specific reasons for such decision.

         (b) Arbitration. Any controversy or claim arising out of or relating to a final decision, upon review pursuant to the procedures of subsection 8.9 (a) above, that denies, whether in whole or part, a claim for benefits under the Plan shall be settled by arbitration under three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be subject to the statute of limitations that would apply if the claim on which arbitration is based were brought as a suit in the United State district court under ERISA. Notwithstanding the grant of any discretionary authority under the Plan, the arbitration shall be a de novo review and the arbitrators shall not be limited to merely determining whether an abuse of discretion has occurred. For all purposes under the Plan, the arbitrators shall have discretionary authority to decide the claim and their decision shall be final, binding and conclusive on all interested parties. The site of any such arbitration shall be Charlotte, North Carolina.

         8.10 Hold Harmless. To the maximum extent permitted by law, no member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in such member's capacity as a member of the Committee nor for any mistake of judgment made in good faith, and each Participating Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Committee and each other officer, employee, or director of any Participating Company to whom any duty or power relating to the administration or interpretation of the Plan against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of any Participating Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith or such indemnification is contrary to law.

         8.11 Service of Process. The Secretary of the Company or such other person designated by the Board shall be the agent for service of process under the Plan.

                     ARTICLE 9. DESIGNATION OF BENEFICIARIES

         9.1 Beneficiary Designation. Every Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the benefits, if any, payable under the Plan after the Participant's death. A Participant may from time to time revoke or change such Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of any date prior to such receipt. All Beneficiary designations, and the identity of any Beneficiary, shall be final. If a Beneficiary dies after the death of the Participant and prior to receiving the payment(s) that would have been made to such Beneficiary had such Beneficiary's death not occurred, and no contingent Beneficiary has been designated, then for the purposes of the Plan the payment(s) that would have been received by such Beneficiary shall be made to the Beneficiary's estate.

         9.2 Failure to Designate Beneficiary. If no Beneficiary designation is in effect at the time of a Participant's death, the benefits, if any, payable under the Plan after the Participant's death shall be made to the Participant's Surviving Spouse, if any, or if the Participant has no Surviving Spouse, to the Participant's estate. If the Committee is in doubt as to the right of any person to receive such benefits, the Committee may direct the Participant Company to withhold payment, without liability for any interest thereon, until the rights thereto are determined, or the Committee may direct the Participating Company to pay any such amount into any court of appropriate jurisdiction; and such payment shall be a complete discharge of the liability of the Participating Company.

                 ARTICLE 10. WITHDRAWAL OF PARTICIPATING COMPANY

         10.1 Withdrawal of Participating Company. The Participating Company (other than the Company) may withdraw from participation in the Plan by giving the Board prior written notice approved by resolution by its board of directors or similar governing body specifying a withdrawal date, which shall be the last day of a month at least 30 days subsequent to the date which notice is received by the Board. The Participating Company shall withdraw from participating in the Plan if and when it ceases to be either a division of the Company or an Affiliate. The Board may require the Participating Company to withdraw from the Plan, as of any withdrawal date the Board specifies.

         10.2 Effect of Withdrawal. The Participating Company's withdrawal from the Plan shall not in any way modify, reduce or otherwise affect the Participating Company's obligations under Deferral Elections made before the withdrawal, as such obligations are defined under the provisions of the Plan existing immediately before this withdrawal. Withdrawal from the Plan by any Participating Company shall not in any way affect any other Participating Company's participating in the Plan.

                ARTICLE 11. AMENDMENT OR TERMINATION OF THE PLAN

         11.1    Right to Amend or Terminate Plan.

         (a) By the Board of Directors. Subject to Section 11.1(c), the Board reserves the right at any time to amend or terminate the Plan, in whole or in part, and for any reason and without the consent of any Participating Company, Participant or Beneficiary. Each Participating Company by its participation in the Plan shall be deemed to have delegated this authority to the Board.

         (b) By the Committee. Subject to Section 11.1(c), the Committee may adopt any ministerial and nonsubstantive amendment which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan, provided the amendment does not materially affect the estimated cost to the Participating Companies of maintaining the Plan. Each Participating Company by its participation in the Plan shall be deemed to have delegated this authority to the Committee.

         (c) Limitations. In no event shall any amendment or termination of the Plan modify, reduce or otherwise affect a Participating Company's obligations under Deferral Elections made before the amendment or termination, as such obligations are defined under the provisions of the Plan existing immediately before such amendment or termination. Notwithstanding any provision of the Plan to the contrary, from and after the date of a Change in Control, no amendment or termination may be made to the Plan that, without the express written consent of the affected Participant or Beneficiary (as the case may be), directly or indirectly changes the amount, time or method of payment of (i) any Change in Control Benefits resulting from the Change in Control or (ii) any Retirement benefit, Severance benefit, Pre-Retirement Death Benefit or other benefits that had accrued by the date of the Change in Control.

         (d) The amendment and restatement of the Plan as the of January 1, 2001 Effective Date by this instrument shall not affect the time, amount or method of payment of Plan benefits paid on or after the Effective Date to any Participant whose employment with the Company terminated on or before December 31, 2000, and such Participant's benefits (including any death benefits) shall be determined under the provisions of the Plan as in effect immediately prior to the Effective Date; provided, however, upon a Change in Control (as defined herein), the provisions of Sections 2.5(c), 5.7 and 11.1(c) shall apply to any remaining benefits of such Participant.

         11.2 Notice. Notice of any amendment or termination of the Plan shall be given by the Board or the Committee, whichever adopts the amendment, to the other and all Participating Companies.

                 ARTICLE 12. GENERAL PROVISIONS AND LIMITATIONS

         12.1 No Right to Continued Employment. Nothing contained in the Plan shall give any Employee the right to be retained in the employment of the Participating Company or Affiliate or affect the right of any such employer to dismiss any employee with or without cause. The adoption and maintenance of the Plan shall not constitute a contract between any Participating Company and Employee or consideration for, or an inducement to or condition of, the employment of any Employee. Unless a written contract of employment has been executed by a duly authorized representative of a Participating Company, such Employee is an "employee at will."

         12.2 Payment on Behalf of Payee. If the Committee finds that any person to whom any amount is payable under the Plan is unable to care for such person's affairs because of illness or accident, or is a minor, or has died, then any payment due such person or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to such person's spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and every Participating Company therefor.

         12.3 Nonalienation. No interest, expectancy, benefit, payment, claim or right of any Participant or Beneficiary under the Plan shall be (a) subject in any manner to any claims of any creditor of the Participant or Beneficiary, (b) subject to the debts, contracts, liabilities or torts of the Participant or Beneficiary or (c) subject to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind. If any person attempts to take any action contrary to this Section, such action shall be null and void and of no effect; and the Committee and the Participating Company shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of its disregard thereof.

         If the Participant or Beneficiary hereunder becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber, or charges any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event the Committee may hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary or the spouse, children, or other dependents of the Participant or Beneficiary, or any of them, in such manner and in such amounts and proportions as the Committee may deem proper.

         12.4 Missing Payee. If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after five years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Committee or any Participating Company, and within three months after such mailing such person has not made written claim therefor, the Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof forfeited; and upon such cancellation, the Participating Company shall have no further liability therefor, except that, in the event such person later notifies the Committee of such person's whereabouts and requests the payment or payments due to such person under the Plan, the amounts otherwise due but unpaid shall be paid to such person without interest for late payment.

         12.5 Required Information. Each Participant shall file with the Committee such pertinent information concerning himself or herself, such Participant's Beneficiary, or such other person as the Committee may specify; and no Participant, Beneficiary, or other person shall have any rights or be entitled to any benefits under the Plan unless such information is filed by or with respect to the Participant.

         12.6 No Trust or Funding Created. The obligations of such Participating Company to make payments hereunder constitutes a liability of such Participating Company to a Participant or Beneficiary, as the case may be. Such payments shall be made from the general funds of the Participating Company; and the Participating Company shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payment shall be made; and neither a Participant nor a Beneficiary shall have any interest in any particular asset of the Participating Company by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between any Participating Company and a Participant or any other person, it being the intention of the parties that the Plan be unfunded for tax purposes and for Title I of ERISA. The rights and claims of a Participant or a Beneficiary to a benefit provided hereunder shall have no greater or higher status than the rights and claims of any other general, unsecured credit of any Participating Company; and the Plan constitutes a mere promise to make benefit payments in the future.

         12.7 Binding Effect. Obligations incurred by any Participating Company pursuant to this Plan shall be binding upon and inure to the benefit of such Participating Company, its successors and assigns, and the Participant and the Participant's Beneficiary.

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

         12.8 Merger or Consolidation. In the event of a merger or a consolidation by any Participating Company with another corporation, or the acquisition of substantially all of the assets or outstanding stock of a Participating Company by another corporation, then and in such event the obligations and responsibilities of such Participating Company under this Plan shall be assumed by any such successor or acquiring corporation, and all of the rights, privileges and benefits of the Participants and Beneficiaries hereunder shall continue.

         12.9 Entire Plan. This document, any elections provided for in the Plan, any written amendments hereto and the Exhibits attached hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

         12.10 Withholding. Each Participating Company shall withhold from benefit payments all taxes required by law.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this _____ day of ____________________, 2001.

                             COCA-COLA BOTTLING CO.
                             CONSOLIDATED


                             By
                               -------------------------------------------------
                                Officer's Name
                                              ----------------------------------
                                Officer's Title
                                               ---------------------------------


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